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                                                                 EXHIBIT 10.14



                            DALEEN TECHNOLOGIES, INC.
                        1995 INCENTIVE STOCK OPTION PLAN


                                    ARTICLE I
                                 Purpose of Plan


         The purpose of this Plan is to provide an established plan for Daleen Technologies, Inc., through the grant of options to purchase Common Stock of the Company to employees of the Company and of any of its Subsidiaries, to attract and retain persons of ability as key employees (including officers and directors who are also employees) and to motivate such employees to exert their best efforts on behalf of the Company and any such Subsidiary.

                                   ARTICLE II
                                   Definitions

The following terms used in this plan shall have the respective meanings set forth below:

         (1) "Company" shall mean Daleen Technologies, Inc., or any successor (by merger, consolidation, purchase or otherwise) to such corporation which shall have assumed the obligations of such corporation under this plan.

         (2) "Common Stock" shall mean the common stock (no par value) of the Company.

         (3) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any reference to a specific provision of the Code shall be deemed to refer to such provision as in effect at the relevant time.

         (4) "Committee" shall mean the individuals appointed to administer the plan in accordance with the provisions of Article X hereof.

         (5) "Holder" shall mean an employee to whom an option is granted hereunder or, after his death, the persons entitled under
                  Article V hereof to exercise an option granted to him hereunder on his behalf.

         (6) "Permanent Disability" shall mean a disability which renders an employee unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         (7) "Plan" shall mean the provisions contained in this instrument and any subsequent amendment to this instrument which shall have been adopted by the Board of Directors of the Company pursuant to Article IX.

         (8) "Subsidiary" shall mean any corporations which at the time qualifies as a Subsidiary of the Company in accordance with the terms of Subsection 424(f) of the Code.


                                   ARTICLE III
                      Number of Shares Available Under Plan

         Options may be granted by the Company from time to time to key employees of the Company or any Subsidiary to purchase an aggregate of shares of Common Stock of the Company and such shares

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shall be reserved for options granted under the Plan, subject to adjustment as provided in Article IV(8). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury.


                                   ARTICLE IV
                                Option Provision

         Each option granted under the Plan shall be evidenced by an agreement which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

         (1) Option Period. Except as provided in Article VI for 10% shareholders, each option agreement shall specify a period of not more than 10 years from the Date of grant for which the option thereunder is exercisable and shall provide that the option shall expire at the end of such period.

         (2) Option Price. Except as provided in Article VI for 15% shareholders, the option price per share shall be determined by the Committee at the time any option is granted and shall be not less than the fair market value on the date the option is granted.

         (3) Exercise of Option. Except as provided in Article V for Holders who have died or become disabled, no option shall be exercisable except during the period beginning at expiration of such minimum period of employment by the Holder as shall be specified by the Committee and ending three months following termination of employment of such Holder. During the lifetime of the Holder, the option shall be exercisable only to him.

         (4) Payment of Purchase Price Upon Exercise. The purchase price of the shares as to which an option is exercised shall be paid to the Company (i) in cash, (ii) in stock of the Company, (iii) to the extent permitted by law, by delivery of a recourse note for such portion of the purchase price, and in such terms, as shall be approved by the Committee, or (iv) such combination of (i), (ii) or (iii) as shall be approved by the Committee at the time of exercise. The terms of any such recourse note shall be determined by the Committee.

         (5) Amounts of Options. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which options granted are exercisable for the first time by a Holder during any calendar year (under all plans of the Company) shall not exceed $100,000. The provisions of this Section shall be construed and applied in accordance with Section 42(d) of the Code and the regulations, if any, promulgated thereunder.

         (6) Non-transferability. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution.

         (7) Investment Representation. Each option agreement shall contain a provision that, upon demand of the Committee, the Holder shall deliver to the Committee at the time of any exercise of an option, a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale with a view to the distribution thereof. Upon such demand, delivery of such representation before delivery of any shares issued upon exercise of an option and before the expiration of the option period shall be a condition precedent to the right of the Holder to purchase any shares pursuant to the option.

         (8) Adjustments in Event of Change in Common Stock. In the event of any changes in the Common Stock of the Company by reason of any stock dividend, recapitalization,


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                  reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or for any similar change affecting the Common Stock, the Committee may, in its sole and absolute discretion, adjust the number and kind of shares for which thereafter an option may be granted and sold under the Plan, the number and kind of shares subject to option in outstanding option agreements and the purchase price per share as the Committee deems equitable.

         (9) Qualified Options. Each option agreement which provides for the grant of a option to an employee shall contain such other terms and conditions as the Committee may determine to be necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Subsection 422 of the Code.


                                    ARTICLE V
                         Exercise in the Event of Death
                          or Termination of Employment


         (1) Exercise Upon Death. If a Holder shall die (I) while an employee of the Company or of a Subsidiary or (ii) within three months after termination of his employment with the Company or a Subsidiary because of his Permanent Disability, his option may be exercised, to the extent that the Holder shall have been entitled to do so at the date of his termination of employment, by his executors or administers, at any time, or from time to time, within one year after the date of the Holder's death, but not later than the expiration of the option.

         (2) Exercise Upon Permanent Disability. If a Holder's employment by the Company or a Subsidiary shall terminate because of his Permanent Disability, he may exercise his option, to the extent that he may be entitled to do so at the date of the termination of his employment, at any time, or from time to time, within one year of the date of termination of his employment, but not later than the expiration of the option.


                                   ARTICLE VI
                         Provisions For 10% Shareholders


         If the employee, at the time the option is granted, owns 10% or more of the total combined voting power of all classes of stock of the Company or any Subsidiary, the option price shall be at least 110% of the fair market value of the stock (determined the time of grant) subject to the option and any such option shall not be exercisable after the expiration of 5 years from the date of grant.

                                   ARTICLE VII
                         Prohibition on Grant of Option


         No option shall be granted more than 10 years following the earlier of
(I) adoption of the Plan or (ii) approval of the Plan by the shareholders of the Company.


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                                  ARTICLE VIII
                            Miscellaneous Provisions


         (1) No Rights as Shareholder. No Holder shall have any rights as a shareholder with respect to any shares subject to his or her option before issuance to him or her of a certificate or certificates for such shares.

         (2) No Rights to Continued Employment. The Plan and any option granted under the Plan shall not confer upon any holder any right for continuance of employment by the Company or any Subsidiary, nor shall they interfere in any way with the right of the Company or any Subsidiary by which any Holder is employed to terminate his employment at any time.

         (3) Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock before (a) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental agency which the Company shall not be obligated to accept a note in whole or partial payment of the purchase price to the extent that the amount or terms of any such note shall not be in compliance with all applicable federal and state laws, rules and regulations and such approvals by any government or regulatory agency as may be required have not been obtained.


                                   ARTICLE IX
                          Amendment and Discontinuance

         The Board of Directors of the Company may from time to time amend, suspend or discontinue the Plan; provided, however, that no action of the Board of Directors may alter the provisions in a manner to disqualify the plan under Subsection 422 of the Code. With the written consent of a Holder, no amendment or suspension of the Plan shall alter or impair any option previously granted to him under the Plan.


                                    ARTICLE X
                                 Administration

         (1) Committee. The Plan shall be administered by a stock option committee consisting of not less than two nor more than five members appointed by the Board of Directors of the Company. Each member of the Committee shall be a member of the Board who is not eligible to receive any option under the Plan. In the event there are all members of the Company's Board of Directors who are eligible to receive options under the Plan, the Committee shall consist of such members of the Board of Directors as determined by a majority vote of the entire Board of Directors. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board.

         (2) Powers. The Committee shall have the power, consistent with the provisions of the plan, to:

                  (a) determine and design from time to time those employees of the Company or of any Subsidiary to whom options are to be granted and the numbers of shares for which options shall be granted to each such employee;


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                  (b)      determine the number of shares subject to each
                           option; and

                  (c) determine the time or times and the manner when each option shall be exercisable and the duration of the exercise period.

         (3) Interpretations. The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board of Directors of the Company in the Plan. Without limiting the generality of the foregoing, the Committee may, in its discretion, treat all or any portion of any period during which a Holder is on military or on an approved leave of absence from the Company or a Subsidiary as a period of employment of such Holder by the Company or such Subsidiary, as the case may be, for purposes of accrual of his rights under his option. Any interpretation, determination, or other action make or taken by the Committee shall be final, binding and conclusive.









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